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                                                                   Exhibit 10.55

                           PERSONAL SERVICES AGREEMENT

         This Personal Services Agreement (the "Agreement") is by and between Cap Rock Electric Cooperative, Inc., referred to in this "Agreement" as "Company," and Leonard S. Herring, referred to in this Agreement as "Consultant." Company is an electric cooperative corporation, located at 500 West Wall, Suite 400, Midland, Texas, and is engaged in the business of, among other things, electric utility distribution. Consultant is an individual, located at 11 Oak Forrest Circle, Denton, Texas 76205. Company and Consultant are collectively referred to in this Agreement as the "Parties."

                                       I.

                                    RECITALS

         COMPANY DESIRES TO:

         A. Retain Consultant's exclusive services pursuant to this Personal Services Agreement to assist the Company in its efforts to acquire telephone and telecommunications companies; and

         B. Obtain Consultant's advice concerning telecommunications and telephone companies, including, but not limited to, advice concerning acquiring such companies; and

         C. Company shall retain the services of Consultant as an Independent Contractor to assist Company in the acquisition of telephone and telecommunication companies.

         CONSULTANT AGREES AS FOLLOWS:

         A. Consultant hereby accepts and agrees to perform such services as an Independent Contractor and Consultant for Company, and Consultant agrees to perform the duties set forth above. During the term of this Agreement, Consultant shall devote so much of his time as is necessary to perform the services set forth herein, and shall report directly to the President/CEO of Company, but Consultant shall remain an Independent Contractor and not an employee of Company; and

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         B. Consultant agrees to perform faithfully, industriously, and to the best of Consultant's ability, experience, and talents, all of the duties that may be required of Consultant by the express and implicit terms of this Agreement, to the reasonable satisfaction of Company. Such duties shall be provided at such place as the needs, business or opportunities of Company may require from time to time. Consultant shall devote sufficient time and attention to rendering services on behalf of Company and in furtherance of Company's best interests, and shall be available to devote a minimum of forty (40) hours per week to Company's business. However, the hours that Consultant performs the services and the ways in which Consultant performs the services shall be determined by Consultant in accordance with the requirements and schedule of the company. Consultant shall, as stated above, be an Independent Contractor and not an employee of Company. During the term of this Agreement Consultant shall provide his personal services with regard to the acquisition of telephone and telecommunication companies exclusively to the Company.

                                       II.

                              CONSULTATION SERVICES

         A. Leonard S. Herring agrees to act as Consultant and to advise Company with respect to the acquisition of telephone and telecommunication companies. Consultant shall further assist the Company in acquiring such companies. The Parties agree that any written or oral consultation provided by Consultant is advisory, involving Consultant's judgment based on experience, and that there is no guarantee of any particular result from the consultation.

         B. The services to be performed pursuant to this Agreement include, but are not limited to, assisting and advising Company with respect to the acquisition of telephone and telecommunication companies and such other and unrelated services and duties as may be requested of Consultant by Company.

         C. Consultant shall perform his duties under this Agreement personally. Consultant shall not delegate the performance of those duties to any other person without first obtaining Company's written consent.

                                      III.

                          INDEPENDENT CONTRACTOR STATUS

         Company and Consultant agree that Consultant shall perform his duties under this Agreement as an Independent Contractor. The Consultant is not to be deemed an employee of

PERSONAL SERVICES AGREEMENT - PAGE 2
CAPROCK/CONTRACTS/HERRING.LEONARD.PERSONAL.SER.AGMNT/110299
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Company, and Consultant shall not have or claim any right arising from employee status. Consultant agrees that Consultant is not entitled to any compensation or benefits, including, but not limited to, any right to participate in the Company's retirement plans, 401(k) plans, or any other benefits provided to employee of the Company. Consultant has the sole discretion to determine the manner in which the consultation services are to be performed. However, Company retains the right to exercise final judgment with respect to the ultimate development of the products and has responsibility for such development.

                                       IV.

                                    MATERIALS

         Consultant shall provide his own office, vehicle, office furnishings, employee benefits, telephones, equipment, and utilities, etc.
and all other materials necessary for Consultant to perform his duties under this Agreement. However, Consultant shall be reimbursed for reasonable expenses as approved by the President/CEO as set forth in Paragraph VII below.

                                       V.

                            CONSULTATIONS AND REPORTS

         A. Consultations shall be orally communicated between Consultant and the David W. Pruitt when appropriate. On Company's request, Consultant shall prepare any reports or other written documents that are reasonable or mutually agreed upon. Consultation may be made in person between Consultant and David W. Pruitt when mutually convenient and mutually agreed upon.

         B. Company agrees to provide Consultant with access to Company's personnel and information, as needed when necessary to enable Consultant to perform his duties under this Agreement.

PERSONAL SERVICES AGREEMENT - PAGE 3

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                                       VI.

                                  COMPENSATION

         A. Consultant shall be paid an annual payment for his services of $133,500.00 payable on the first and fifteenth of each month. Immediately upon the execution of this Agreement by both parties, Consultant shall be paid $20,000.00 (which shall be deducted from the $133,500.00 payment referred to above).

         B. Additionally, for each and every entity that is purchased or acquired by the Company, or created as a result of Consultant's efforts, Consultant will receive a one percent (1%) equity ownership in such companies at such time as all ownership and control of such entity has been completely and finally transferred to Company.

         C. Other than the above payments, Consultant shall receive no other royalty or renumeration for his services under this Agreement.

         D. Consultant's payment as set forth in paragraph VI, "A" above, shall be made to Consultant based upon Consultant working forty seven (47) weeks annually pursuant to this Agreement, less thirteen (13) non-working holidays. Additionally, Consultant shall be allowed up to thirteen (13) days of sick leave per year, to be used only if Consultant is physically unable to perform his normal business activities pursuant to this Agreement, with unused days to carry over to subsequent years. However, any sick days not used at the time the Agreement is terminated will be forfeited by Consultant.

         E. The payment to Consultant pursuant to paragraph VI "A" above shall be adjusted each subsequent year of this Agreement to reflect the Dallas area of cost of living adjustment.

                                      VII.

                                    EXPENSES

         Consultant shall be responsible for payment of all expenses that are reasonably incurred by Consultant in the performance of this Agreement, including, but not limited to travel and entertainment expenses, office and telephone expenses, etc. (estimated to amount to approximately $30,000.00 per year), and Company shall reimburse Consultant for all such expenses as are approved by the President/CEO or his designee.

PERSONAL SERVICES AGREEMENT - PAGE 4

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                                      VIII.

                                 CONFIDENTIALITY

         A. Consultant agrees that all information communicated to Consultant with respect to the products, including any confidential information gained by Consultant or his representatives by reason of association or employment with Company or its associates is confidential. Consultant further agrees that all information, conclusions, recommendations, reports, advice, or other documents generated by Consultant pursuant to this Agreement are confidential.

         B. Consultant promises and agrees that Consultant shall not disclose any confidential information to any other person unless specifically authorized in writing by Company to do so. If Company gives Consultant written authorization to make any disclosures, Consultant shall do so only within the limits and to the extent of that authorization.

         C. Consultant shall use his best efforts to prevent inadvertent disclosure of any confidential information to any third party by using the same care and discretion that Consultant uses with any similar data Consultant designates as confidential.

         D. Consultant acknowledges and agrees that all information concerning the products and any future and proposed products of Company constitutes an exceptionally valuable trade secret of Company. That information includes, but is not limited to the facts that the products is planned or in production, as well as any descriptions of the features of the products.

         E. Consultant recognizes that Company has and will have information regarding products, prices, apparatus, costs, discounts, business affairs, processes, trade secrets, technical matters, customer lists, product design, copyrights, and other vital information (collectively "information") which are valuable, special and unique assets of Company. Consultant agrees that the Consultant will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any information to any third party without the prior written consent of the Company. Consultant will protect the information and treat it as strictly confidential. A violation by Consultant of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

PERSONAL SERVICES AGREEMENT - PAGE 5

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                                       IX.

                         USE OF CONFIDENTIAL INFORMATION

         Consultant shall not use any confidential information or circulate it to any other person or persons, except when specifically authorized in advance by Company and then only to the extent necessary for any of the following:

         A. Conducting negotiations, discussions, or consultations with designated Company representatives;

         B. Supplying Company with goods or services at its order;

         C. Preparing confidential estimates, bids or proposals, and invitations for bids or requests for proposals for submission to Company; or

         D. Accomplishing any purpose Company may later specify in writing.

                                        X.

                       COPIES OF CONFIDENTIAL INFORMATION

         Consultant agrees that copies of confidential information may not be made without the express written permission of Company and that at the termination of this Agreement all such copies shall be returned to Company along with the originals.

                                       XI.

                               RETURN OF MATERIALS

         At Company's request, Consultant shall promptly return to Company all confidential materials at the conclusion of the work on, the project to which the materials relate.

PERSONAL SERVICES AGREEMENT - PAGE 6

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                                      XII.

                         CONFIDENTIALITY OF RELATIONSHIP

         The Parties acknowledge and agree that the fact that Company is using Consultant's services as an Independent Contractor is confidential. Neither of the Parties may disclose that fact to others, except as necessary with regard to the filing of income taxes and other necessary documents, unless it has been approved by the other party's written permission.

                                      XIII.

                                 NON-COMPETITION

During the term of this Agreement, and for a period of one(l) year thereafter, except with the written consent of Company, Consultant shall not engage, either directly or indirectly, in a business which is in competition with Company within the State of Texas. However, should Company become insolvent, be dissolved, or cease to exist, then Consultant shall be free to compete with Company. Further if Company violates the terms of this Agreement, then Consultant shall be free to compete with Company.

                                      XIV.

                            OWNERSHIP OF WORK PRODUCT

         A. Consultant agrees that he will promptly and completely inform and disclose to Company all inventions, designs, improvements, and discoveries that Consultant may have during the term of this Agreement that pertain or relate to the business of Company or to any experimental work carried on by Company, whether conceived by Consultant alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvements, and discoveries shall be the exclusive property of

PERSONAL SERVICES AGREEMENT - PAGE 7

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         Company. Consultant shall assist Company in obtaining patents on all such inventions, designs, improvements, and discoveries deemed patentable by Company.

         B. Notwithstanding the above, should Consultant develop or invent any product upon which Company obtains a patent and which thereby leads to increased sales or revenue for Company, then Consultant shall receive a bonus or a commission on such invention in an amount to be determined by the Board of Directors.

         C. Notwithstanding the above paragraphs, should Company dissolve, become insolvent, or cease to exist during the term of this Agreement or thereafter, then the rights to any patents invented or developed by Consultant during the term of this Agreement shall revert to Consultant and Company shall sign any documents necessary to transfer such rights to Consultant.

                                       XV.

                          TERM/TERMINATION OF CONTRACT

         A. This Agreement shall be for an initial term of three (3) years. If Consultant is in violation of this Agreement, Company may terminate Consultant's services without notice and with compensation to Consultant only to the date of such termination.

         B. This Agreement may be terminated at any time upon the mutual agreement of the Parties.

         C. Unless either party gives the other ninety thirty (90) days written notice prior to the expiration of the original term of this Agreement or any extension thereof, the Agreement shall automatically be renewed for a term of one (1) year, and the Agreement shall continue to automatically renew each year unless either party gives the other party notice of intent to terminate the Agreement as set forth herein.

PERSONAL SERVICES AGREEMENT - PAGE 8

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                                      XVI.

                                INDEMNIFICATIONS

         In addition to other similar provisions set forth elsewhere in this Agreement, both parties agree that Consultant agree shall perform his duties as an Independent Contractor for the Company. In performing his duties under this Agreement, Consultant shall for all purposes be deemed an Independent Contractor. Consultant shall be solely responsible for all costs and liabilities associated with him, or any of his employees, including, but not limited to, all taxes or other similar payments related to the services the Consultant performs for the Company, income taxes, social security payments, and employment taxes. Consultant acknowledges that he is not entitled to any benefits or payments of any kind that employees of Company may receive, and that Consultant's sole compensation for rendering the services set forth in this Agreement is the payment to be received by Consultant pursuant to this Agreement. Further, in the event that the Internal Revenue Service or any other agency assesses any liability against the Company for such payments, Consultant agrees to indemnify and hold Company harmless from any such claims or assessments. Although Consultant and his employees shall have certain responsibilities to the Company as set forth in more detail herein, Consultant and his employees shall at all times remain under the direction and control of Consultant and shall not in any way be considered as employees of the Company or as joint employees of the Company and Consultant. Consultant shall indemnify the Company and hold the Company harmless from any and all claims by the Consultant or any of his employees for personal injuries or other claims arising out of the performance of Consultant or his employees of duties or obligations of the Consultant pursuant to this Agreement.

PERSONAL SERVICES AGREEMENT - PAGE 9

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                                      XVII.

                             ASSIGNMENT OF CONTRACT

         Neither of the Parties may assign this Agreement or any rights under the Agreement without prior written consent of the other party.

                                     XVIII.

                                  GOVERNING LAW

         The Parties agree that this Agreement has been made in Texas and that it shall be governed by and construed pursuant to the laws of the State of Texas.

                                      XIX.

                                ENTIRE AGREEMENT

         This Agreement is the complete and exclusive statement of the mutual understanding of the parties. This Agreement supersedes and cancels all previous written and oral agreements and communications between the Parties relating to the Consultant services that are the subject matter of this Agreement.

                                       XX.

                                     NOTICE

         Any notice required or permitted by this Agreement shall be deemed to have been completed if in writing and delivered personally or mailed by first-class, registered, or certified mail, postage prepaid to the other party.

PERSONAL SERVICES AGREEMENT - PAGE 10

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         A.       Notices to Company shall be sent to:

                  Cap Rock Electric Cooperative, Inc.
                  500 W. Wall, Suite 400
                  Midland, TX 79701

         B.       Notices to Consultant shall be sent to:

                  Leonard S. Herring
                  11 Oak Forrest Circle
                  Denton, TX 76205


                                      XXI.

                                 ATTORNEY'S FEES

         If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which that party may be entitled.

                                      XXII.

                                  SEVERABILITY

         If any court of competent jurisdiction determines that any part of this Agreement is invalid or unenforceable, that determination shall not impair or nullify the remainder of this Agreement.

                                     XXIII.

                                    AMENDMENT

         The Parties agree that they may amend this Agreement only by a written agreement duly executed by persons authorized to execute agreements on behalf of the Parties.

PERSONAL SERVICES AGREEMENT - PAGE 11

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         This Agreement shall become effective as of December 16, 1999.

                                       COMPANY

                                       By: /s/ [ILLEGIBLE]
                                          ------------------------------

                                       Date: 11/29/99
                                            ----------------------------

                                       CONSULTANT

                                       /s/ Leonard S. Herring
                                       ---------------------------------
                                       Leonard S. Herring


                                       Date: 11-12-99
                                            ----------------------------





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